CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Douglas Lake Minerals Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ending November 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), Laurence Stephenson, President (Principal Executive Officer) of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 16, 2006	/s/ Laurence Stephenson Laurence Stephenson President (Principal Executive Officer)

[A signed original of this written statement required by Section 906 has been provided to Douglas Lake Minerals Inc. and will be retained by Douglas Lake Minerals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]